Exhibit 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59281, 333-78317, 333-120393, 333-123424, 333-151964, 333-160359, 333-168466, 333-168467, 333-183353 and 333-188450) of L-3 Communications Holdings, Inc. and subsidiaries and in the Registration Statements on Form S-3 ASR (No. 333-188457) and Form S-8 (No. 333-184783), in each case, of L-3 Communications Corporation and subsidiaries of our report dated February 25, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the reportable business segment realignment, in Notes 1, 4, 7, 22, 23, and 25 which is as of May 1, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in L-3 Communications Holdings’, Inc. and L-3 Communications Corporation’s Current Report on Form 8-K dated May 1, 2014.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers, LLP
New York, New York
May 1, 2014